Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

CUTERA EXPANDS ITS PRODUCT OFFERING
WITH KEY STRATEGIC ALLIANCES

BRISBANE, Calif., January 7, 2010 -- Cutera, Inc. (Nasdaq: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide today announced that it has entered into two strategic alliances.  The Company has been actively seeking complimentary market leading products that leverage its distribution network and enhance its product offering in selected international markets.  The two alliances are as follows:

1)
Sound Surgical Technologies LLC – to distribute their VASER® Lipo System in Europe and Canada.  The VASER System is an advanced ultrasonic liposuction device that allows physicians to perform a wide array of body contouring applications.

2)	Obagi Medical Products, Inc. (Nasdaq: OMPI) - to distribute their prescription-based, topical skin health systems in Japan through the physician-dispense channel.

Kevin Connors, President and CEO, commented, “We are executing our strategy to expand our product offering while enhancing our on-going relationship with our customers.  We have chosen two strong companies to partner with, who produce market leading products in the aesthetic market.  We believe these new relationships will increase our recurring revenue stream over time.”

About Cutera, Inc. Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera’s distribution of products produced by other companies are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements are described in the section entitled, "Risk Factors," in the Company’s most recent Form 10-Q as filed with the Securities and Exchange Commission on November 2, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.